UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

331 Newman Springs Road Building 1, Suite 104 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 28, 2014, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), appointed Mr. Frank Jadevaia as President of the Company.  Mr. Jadevaia is the President and a former shareholder of Integration Partners-NY Corporation (“IPC”), a New Jersey corporation and our wholly-owned subsidiary we acquired in January 2014.  Mr. Jadevaia’s biographical information is set forth below:

Frank Jadevaia, 54, has served as the President of IPC since November 2005.  Prior to joining IPC, Mr. Jadevaia served as Vice President of Sales for Nortel Networks Corporation, a telecommunications equipment manufacturer, from September 2001 to November 2006.  Mr. Jadevaia received a B.S. in business from Bloomfield College.

As previously set forth in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2014 (the “IPC 8-K”), Mr. Jadevaia, as a former shareholder of IPC, was a party to the Stock Purchase Agreement between the Company, IPC and the other IPC sellers.  In connection therewith, we issued Mr. Jadevaia shares of our common stock and a convertible promissory note as described in the IPC 8-K, which disclosure is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2014	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 28, 2014.